CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

THE TUBE MEDIA CORP.
(a Delaware corporation)

WITH AND INTO

AGU ENTERTAINMENT CORP.
(a Delaware corporation)

(Pursuant to Section 253 of the Delaware General Corporation Law, as amended (the “DGCL”))

AGU Entertainment Corp. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Corporation was incorporated on August 24, 2004 pursuant to the DGCL.

SECOND: The Corporation owns one hundred percent (100%) of the outstand-ing shares of the common stock of The Tube Media Corp. (“Merger Subsidiary”), a Delaware corporation having no class of stock outstanding other than said common stock.

THIRD: Merger Subsidiary hereby merges with and into the Corporation pursuant to and in accordance with the following resolutions adopted by the Board of Directors of the Corporation, with the Corporation being the surviving corporation (the “Merger”), such Merger to be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

FOURTH: On February 24, 2006, the Board of Directors of the Corporation adopted the following resolutions with respect to the Merger:

RESOLVED, that, pursuant to Section 253 of the DGCL, the Corporation merge with Merger Subsidiary with the Corporation being the surviving corporation of the Merger; that the effective time of the Merger shall be upon the filing of the Certificate of Ownership and Merger with the office of the Secretary of State of the State of Delaware (or such subsequent time as may be specified therein) (the “Effective Time”); that it is in the best interests of the Corporation to enter into the Merger; and that at the Effective Time, (i) the Corporation shall assume all of the Merger Subsidiary’s liabilities and obligations, (ii) the identity, existence, rights, privileges, powers, franchises, properties and assets of the Corporation shall continue unaffected and unimpaired by the Merger; and (iii) the identity and separate existence of the Merger Subsidiary shall cease and that all rights, privileges, powers, franchises, properties and assets of the Merger Subsidiary shall be vested in the Corporation; and further

RESOLVED, that, at any time prior to the Effective Time, the Merger may be amended, modified, terminated or abandoned by action of the Board of Directors of the Corporation; and further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding or treasury share of capital stock of the Corporation shall remain unchanged and continue to remain outstanding or held in treasury, respectively, as one share of capital stock of the Corporation, held by the person who was the holder of such share of capital stock of the Corporation immediately prior to the Merger; and further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Merger Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and further

RESOLVED, that, at the Effective Time, Article First of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

FIRST: Name. The name of the Corporation is:

THE TUBE MEDIA CORP.

RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, (i) to prepare and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions and the date of adoption thereof, and, in the discretion of such officers, specifying therein an Effective Time; and (ii) to file the same in the office of the Secretary of State of the State of Delaware; and further

RESOLVED, that in connection with changing the Corporation’s name, the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to enter into any agreements with the office of the Secretary of State of the State of Delaware, and to make and execute such additional certificates and to file the same in the office of the Secretary of State of the State of Delaware, in each case as may be necessary or advisable; and further

RESOLVED, that in order for the Corporation to comply with all applicable regulations and requirements of federal, state and local governmental agencies and exchanges, the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to prepare and file, or cause to be prepared and filed, all reports, statements, documents, undertakings, commitments and information with any exchange or governmental agencies as may be necessary or advisable in connection with the Merger or the Corporation’s name change; and further

RESOLVED, that, after the Effective Time, the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to take such steps and to execute such documents as may be necessary or advisable to change the name in which the Corporation is qualified to do business, in such jurisdictions as it is qualified, to reflect the change in the Corporation’s name; and further

RESOLVED, that, effective immediately following the Effective Time, the Bylaws of the Corporation shall be amended by deleting the name “AGU Entertainment Corp.” from the heading thereof and substituting therefore the name “The Tube Media Corp.”; and further

RESOLVED, that, pursuant to Section 245 of the DGCL and after the Effective Time, the Certificate of Incorporation of the Corporation shall be restated in its entirety to integrate into a single instrument all of the provisions of the Certificate of Incorporation of the Corporation, as amended; and further

RESOLVED, that the revised form of the new stock certificate of the Corporation, attached hereto as Exhibit A, be and hereby is approved; and further

RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to take such steps and to amend such documents and instruments as may be necessary or advisable to change the name of the Corporation on any and all of Corporation’s administrative and corporate documents, including the Corporation’s 2004 Stock Option and Incentive Plan and; and further

RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to prepare, execute and file a letter and such other documents, and to take such steps, as may be necessary or advisable, with the Over-The-Counter Bulletin Board to reflect the change in the Corporation’s name and requested change of the Corporation’s ticker symbol from “AGUE“ to “TUBE” or such other symbol as the proper officers of the Corporation shall determine; and further

RESOLVED, that the proper officers of the Corporation be, and hereby are, authorized, in the name and on behalf of the Corporation, to take any and all such further actions and to execute any and all such further instruments and documents under its corporate seal or otherwise, and to pay all such costs and expenses, as shall be necessary or appropriate to carry out the intent and accomplish the purposes of the foregoing resolutions and any actions previously taken by such officers in further of the foregoing is approved, ratified and confirmed in all respects.

FIFTH: The Certificate of Incorporation of the Corporation as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that the heading thereof shall be amended by deleting the “AGU Entertainment Corp.” and substituting therefore the name “The Tube Media Corp.” and Article First thereof shall be amended to read in its entirety as follows:

FIRST: Name. The name of the Corporation is:

THE TUBE MEDIA CORP.

SIXTH: This Certificate of Ownership and Merger, and the Merger provided for herein, shall not become effective until, and shall become effective at 12:01 a.m. on February 25, 2006.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President, this 24th day of February, 2006.

AGU ENTERTAINMENT CORP.

By:	/s/ David C. Levy
Name: David C. Levy
Title: President